POLY COMPANY OVERVIEW October 29, 2020 NYSE: PLT ©2020 Plantronics Inc. All rights reserved. 1

FORWARD LOOKING STATEMENTS This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to our intentions, beliefs, projections, outlook, analyses or current expectations that are subject to many risks and uncertainties. Such forward-looking statements and the associated risks and uncertainties include, but are not limited to: (i) our beliefs with respect to the length and severity of the COVID-19 (coronavirus) outbreak, and its impact across our businesses, our operations and global supply chain, including (a) our expectations the virus has caused and will continue to cause an increase in customer and partner demand for our product lines, including increased demand in collaboration endpoints, and our ability to design new product offerings to meet the change in demand due to a global hybrid work environment; (b) our inability to source component parts from key suppliers in sufficient quantities necessary to meet the high demand for certain product lines, including our Enterprise Headsets; and continued uncertainty and potential impact on future quarters if these sourcing constraints continue and/or price volatility occurs, which could continue to negatively affect our profitability and/or market share; (c) expectations related to our voice product lines, as well as our services attachment rate for such products, which have been, and may continue to be, negatively impacted as companies have delayed returning their workforces to offices in many countries due to the continued impact of COVID-19; (d) expectations related to our ability to fulfill the backlog generated by supply constraints, to timely supply the number of products to fulfill current and future customer demand, including expectations that our manufacturing facility in Tijuana, Mexico will continue production at the capacity necessary to meet such demand; (e) the impact of the virus on our distribution partners, resellers, end-user customers and our production facilities, including our ability to obtain alternative sources of supply if our production facility or other suppliers are impacted by future shut downs; (f) the impact if global or regional economic conditions deteriorate further, on our customers and/or partners, including increased demand for pricing accommodations, delayed payments, delayed deployment plans, insolvency or other issues which may increase credit losses; (g) risks related to restrictions or delays in global return to worksites as a result of COVID-19, which continues to impact our employees worldwide and our customers, which has negatively impacted our voice product lines for the quarter, and restricted customer engagement; and (h) the complexity of the forecast analysis and the design and operation of internal controls; and (ii) our belief that we can manufacture or supply products in a timely manner to satisfy perishable demand; (iii) expectations related to our customers’ purchasing decisions and our ability to pivot quickly enough and/or match product production to demand, particularly given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts and materials to meet demand without having excess inventory or incurring cancellation charges; (iv) risks associated with significant and abrupt changes in product demand which increases the complexity of management’s evaluation of potential excess or obsolete inventory; (v) risks associated with the bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers; (vi) risks associated with the potential interruption in the supply of sole-sourced critical components, our ability to move to a dual-source model, and the continuity of component supply at costs consistent with our plans, which has negatively impacted in the quarter and may continue to impact our ability to timely supply product to meet our customer demand; (vii) expectations related to our services segment revenues, particularly as we introduce new generation, less complex, product solutions, or as companies shift from on premises to work from home options for their workforce, which may result in decreased demand for our professional, installation and/or managed service offerings; (viii) expectations that our current cash on hand, additional cash generated from operations, together with sources of cash through our credit facility, either alone or in combination with our election to suspend our dividend payments, will meet our liquidity needs during and following the unknown duration and impact of the COVID-19 pandemic; (ix) expectations relating to our ability to generate sufficient cash flow from operations to meet our debt covenants and timely repay all principal and interest amounts drawn under our credit facility as they become due; (x) risks associated with our channel partners’ sales reporting, product inventories and product sell through since we sell a significant amount of products to channel partners who maintain their own inventory of our products; (xi) our efforts to execute to drive sales and sustainable profitable revenue growth, to improve our profitability and cash flow, and accelerate debt reduction and de-levering; (xii) our expectations for new products launches, the timing of their releases and their expected impact on future growth and on our existing products; (xiii) our belief that our Partner Program will drive growth and profitability for both us and our partners through the sale of our product, services and solutions; (xiv) risks associated with forecasting sales and procurement demands, which are inherently difficult, particularly with continuing uncertainty in regional and global economic conditions; (xv) uncertainties attributable to currency fluctuations, including fluctuations in foreign exchange rates and/or new or greater tariffs on our products; (xvi) our expectations regarding our ability to control costs, streamline operations and successfully implement our various cost-reduction activities and realize anticipated cost savings under such cost-reduction initiatives; (xvii) expectations relating to our quarterly and annual earnings guidance, particularly as economic uncertainty, including, without limitation, uncertainty related to the continued impact of COVID-19, the macro-economic and political climate and other external factors, puts further pressure on management judgments used to develop forward looking financial guidance and other prospective financial information; (xviii) expectations related to GAAP and non-GAAP financial results for the second quarter and full Fiscal Year 2021, including net revenues, adjusted EBITDA, tax rates, intangibles amortization, diluted weighted average shares outstanding and diluted EPS; (xix) our expectations of the impact of the acquisition of Polycom as it relates to our strategic vision and additional market and strategic partnership opportunities for our combined hardware, software and services offerings; (xx) our beliefs regarding the UC&C market, market dynamics and opportunities, and customer and partner behavior as well as our position in the market, including risks associated with the potential failure of our UC&C solutions to be adopted with the breadth and speed we anticipate; (xxi) our belief that the increased adoption of certain technologies and our open architecture approach has and will continue to increase demand for our solutions; (xxii) expectations related to the micro and macro-economic conditions in our domestic and international markets and their impact on our future business; (xxiii) our forecast and estimates with respect to tax matters, including expectations with respect to utilizing our deferred tax assets; (xxiv) our expectations related to building strategic alliances and key partnerships with providers of collaboration tools and platforms to drive revenue growth and market share; and (xxv) our expectations regarding pending and potential future litigation, in addition to other matters discussed in this press release that are not purely historical data. Such forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from the forward-looking statements. We do not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. For more information concerning these and other possible risks, please refer to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 8, 2020 and other filings with the Securities and Exchange Commission, as well as recent press releases. ©2020 Plantronics Inc. All rights reserved. 2

USE OF NON-GAAP INFORMATION To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of operating results, including non-GAAP net revenues, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, adjusted EBITDA, and non-GAAP diluted EPS. These non-GAAP measures are adjusted from the most directly comparable GAAP measures to exclude, or include where applicable, the effect of purchase accounting on deferred revenue, charges associated with the optimization of our Consumer product line, stock-based compensation, acquisition related expenses, purchase accounting amortization and adjustments, restructuring and other related charges and credits, impairment charges, rebranding costs, other unusual and/or non-cash charges and credits, and the impact of participating securities, all net of any associated tax impact. We also exclude tax benefits from the release of tax reserves, discrete tax adjustments including transfer pricing, tax deduction and tax credit adjustments, and the impact of tax law changes. We adjust these amounts from our non-GAAP measures primarily because management does not believe they are consistent with the development of our target operating model. We believe that the use of non-GAAP financial measures provides meaningful supplemental information regarding our performance and liquidity and helps investors compare actual results with our historical and long-term target operating model goals as well as our performance as a combined company. We believe presenting non-GAAP net revenue provides meaningful supplemental information regarding how management views the performance of the business and underlying performance of our individual product categories. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods; however, non-GAAP financial measures are not meant to be considered in isolation of, or as a substitute for, or superior to, net revenues, gross margin, operating expenses, operating income, operating margin, net income or EPS prepared in accordance with GAAP. A reconciliation between GAAP and Non-GAAP measures for all periods presented in this document is included as an appendix to this document and in our press release regarding our results for Q2 FY21 filed with the SEC on Form 8-K on October 29, 2020. Other historical reconciliations are available at investor.poly.com. ©2020 Plantronics Inc. All rights reserved. 3

OVERVIEW & STRATEGY © 2020 Plantronics Inc. All rights reserved. 4

Q2 FY21 SUMMARY BUSINESS OVERVIEW FINANCIAL OVERVIEW • Continued elevated demand for headsets and • GAAP Revenue of $411M video endpoints Guidance range of $346M - $386M • Record Headset and Video unit shipments • Non-GAAP Revenue of $415M Guidance range of $350M - $390M • Expanded production capacity in quarter • GAAP EPS of $(0.33) • Supply chain issues persist but improving • Non-GAAP EPS of $0.93 • Headset and Video shipments, coupled with Guidance range of $0.25 - $0.65 expense management drove EBITDA and EPS above guidance ranges • Adjusted EBITDA of $69M Guidance range of $45M - $65M • Repurchased $37.4M of debt • Cash and ST Investments of $228M © 2020 Plantronics Inc. All rights reserved. 5

DAVE SHULL JOINS AS PRESIDENT AND CEO Right executive to build on Poly’s momentum • Extensive global experience in consumer hardware, operational transformation, complex business partnerships, corporate development and capital markets • Strong track record of value creation and capturing significant opportunities presented by emerging trends • Creative thinker with know-how to continue Poly’s transformation to become endpoint provider of choice • Deep appreciation for Poly’s talented team and industry- leading products ©2020 Plantronics Inc. All rights reserved. 6

THREE FUNDAMENTAL INDUSTRY DRIVERS ON-PREMISE TO CLOUD UCC WORK FROM HOME / WORK COLLABORATION FROM ANYWHERE ©2020 Plantronics Inc. All rights reserved. 7

A COMPELLING INVESTMENT OPPORTUNITY

$41B UC&C[1] Market

- We operate in a $41B UC&C market with strong growth drivers
- Rise in hybrid work trends creates the need for multiple endpoints in multiple locations
- Cloud deployments on rise with high demand for analytics and insights
- We address an $8B Enterprise Endpoint market growing at ~8%

UC&C Market Leader

- Approximately $1.7B in annual revenues and ~$220M TTM EBITDA
- Platform-agnostic, intelligent solutions designed to seamlessly integrate with a wide range of UCaaS, CPaaS, CCaaS, and VaaS solutions

Strategic Innovator

- Reinventing the UC&C industry through product integration, software and analytics
- Valuable business insights available through unique software and analytics capabilities

[1] Frost & Sullivan, May 2019.

poly
© 2020 Plantronics Inc. All rights reserved.
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OUR STRATEGY Deliver a comprehensive set of endpoints for the UC&C market and differentiate through software Management Analytics Interoperability Video Conference Desktop Headsets Software Services © 2020 Plantronics Inc. All rights reserved. 9

BROADER UC MARKET AND ECOSYSTEM Key Partners Our platform agnostic and best-in-class unified endpoint strategy differentiates us © 2020 Plantronics Inc. All rights reserved. 10

NEW PRODUCT & PARTNER ANNOUNCEMENTS © 2020 Plantronics Inc. All rights reserved. 11

POLY LAUNCHES SYNC FAMILY OF SPEAKERPHONES A flexible family of speakerphones for today’s hybrid work environment • Among the first to receive Zoom’s Personal USB Speakerphone certification (Sync 20) • Optional USB or Bluetooth connectivity • Smartphone charging ports • Advanced noise cancellation • Full speakerphone functionality plus music playback and voice assistant integration ©2020 Plantronics Inc. All rights reserved. 12

RINGCENTRAL ANNOUNCES RINGCENTRAL ROOM SOLUTIONS FEATURING POLY STUDIO X

Poly Studio X family enhances the RingCentral Rooms meeting experience

- Designed for a flexible and hybrid workforce
- New rooms intelligence, analytics and manageability for IT
- Cloud-based telepresence without costly endpoints and complicated configurations
- Simple and seamless integration across RingCentral Video and Team Messaging poly

©2020 Plantronics Inc. All rights reserved.
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STARLEAF ANNOUNCES POLY AS THEIR VIDEO PLATFORM VENDOR A complete StarLeaf experience with Poly room systems • Support for StarLeaf software out of the box, including Poly Studio X30, Studio X50 and G7500 • Enterprise video meeting solutions with rich and intelligent features • Industry-leading security, reliability and simplicity for all users ©2020 Plantronics Inc. All rights reserved. 14

EXTRON AND POLY PARTNER TO DELIVER ROOM AUTOMATION AND A/V CONTROLS FOR MICROSOFT TEAMS A simple, clutter-free experience that’s easy to deploy in any type of meeting room environment • Scalable integration options for Extron control systems, audio devices and signal switching • Unified AV experience through a single interface • Complete AV and conferencing control for the enterprise ©2020 Plantronics Inc. All rights reserved. 15

Q2 FY21 EARNINGS RESULTS © 2020 Plantronics Inc. All rights reserved. 16

Q2 FINANCIAL SUMMARY1 Non-GAAP Revenue of $415 million down 12% Y/Y: • Primarily driven by declines in Voice, Consumer, and Services • Continued strong demand for remote work solutions – primarily headsets • Next-gen video bars ramping above expectations Non-GAAP gross margins of 48.9%, down 350 bps Y/Y: • Primarily impacted by incremental freight, factory expansion, and product mix Non-GAAP operating expenses of $144 million, down $21 million Y/Y: • Primarily due to cost savings from restructuring and lower travel due to COVID-19 Non-GAAP operating margin of 14.3%, Adj. EBITDA of $69 million Non-GAAP diluted EPS of $0.93 1 Please refer to the appendix to this presentation and to our press release regarding our Q2 FY21 filed with the SEC on Form 8-K on October 29, 2020 for a reconciliation between GAAP and Non-GAAP measures. © 2020 Plantronics Inc. All rights reserved. 17

NON-GAAP REVENUE BY CATEGORY & REGION ($MM) $470 $470 75 $415 $415 Services APAC 91 $361 67 $361 74 Video 90 69 EMEA 67 96 131 Voice 131 99 66 95 49 Consumer 51 8 Headsets1 30 6 AMER 248 Enterprise 195 199 210 Headsets1 176 169 Q2 FY20 Q1 FY21 Q2 FY21 Q2 FY20 Q1 FY21 Q2 FY21 1 Restated to move mono premium product revenues from Consumer Headsets to Enterprise Headsets © 2020 Plantronics Inc. All rights reserved. 18

TRENDED SALES-OUT FOR NEW VIDEO PRODUCTS Based on Sales-Out1 and includes Studio USB, Studio X30, Studio X50, G75002 ($MM) 45 40 35 30 25 20 15 10 5 0 Q1 FY20 Q2 FY20 Q3 FY20 Q4 FY20 Q1 FY21 Q2 FY21 1 Sales-Out (AKA Sell-Through) data is provided by channel parnters. As a result, Poly is unable to ensure the completeness or accuacy of such data. 2 Studio USB began shipping in Q1FY20, G7500 began shipping in Q2FY20, Studio X30 and X50 began shipping in Q3FY20. © 2020 Plantronics Inc. All rights reserved. 19

NON-GAAP OPERATING DETAILS ($MM) $246 $81 $203 $165 $144 $59 52.4% 48.9% 17.3% 35.1% 34.6% 14.3% Q2 FY20 Q2 FY21 Q2 FY20 Q2 FY21 Q2 FY20 Q2 FY21 Gross Profit Operating Expenses Operating Income • Y/Y decline of $43M or 350 • Y/Y decline of $21M or 13% • Operating income decline basis points primarily due to cost of $22M or 27% driven • Margins primarily impacted by savings from restructuring primarily by lower revenue freight, capacity expansion, and lower travel due to and gross margin and product mix COVID-19 © 2020 Plantronics Inc. All rights reserved. 20

CASH & INVESTMENTS BRIDGE Q1FY21 – Q2FY21 ($MM) $263 $228 © 2020 Plantronics Inc. All rights reserved. 21

TRAILING TWELVE MONTHS ADJUSTED EBITDA ($MM) TTM EBITDA: $219M $93 $69 $60 $48 $43 Q2 FY20 Q3 FY20 Q4 FY20 Q1 FY21 Q2 FY21 © 2020 Plantronics Inc. All rights reserved. 22

Q3 FY21 GUIDANCE © 2020 Plantronics Inc. All rights reserved. 23

Q3 GUIDANCE (AS OF OCTOBER 29, 2020) Q3 FY21 Guidance GAAP Net Revenue $417M - $447M Non-GAAP Net Revenue1 $420M - $450M Adjusted EBITDA2 $70M - $80M Non-GAAP Diluted EPS2,3 $0.85 – $1.05 1 The non-GAAP revenue guidance range shown here excludes the $3.3 million impact of purchase accounting related to recording deferred revenue at fair value at the time of the acquisition. 2 Q3 Adjusted EBITDA and non-GAAP diluted EPS excludes estimated intangibles amortization expense of $30.7 million. 3 EPS Guidance assumes approximately 42 million diluted average weighted shares and a non-GAAP effective tax rate of 11% to 13%. Poly does not intend to update these targets during the quarter or to report on its progress toward these targets. Poly will not comment on these targets to analysts or investors except by its press release announcing its third quarter fiscal year 2021 results or by other public disclosure. Any statements by persons outside Poly speculating on the progress of the third quarter or full fiscal year 2021 will not be based on internal company information and should be assessed accordingly by investors. Please refer to the appendix in this presentation and to our press release regarding our Q2 FY21 filed with the SEC on Form 8-K on October 29, 2020 for a reconciliation between GAAP and Non-GAAP measures. With respect to adjusted EBITDA and diluted EPS guidance, the Company has determined that it is unable to provide quantitative reconciliations of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures with a reasonable degree of confidence in their accuracy without unreasonable effort, as items including stock based compensation, acquisition and integration costs, litigation gains and losses, and impacts from discrete tax adjustments and tax laws are inherently uncertain and depend on various factors, many of which are beyond the Company's control. Our business is inherently difficult to forecast, particularly with continuing uncertainty in regional economic conditions, currency fluctuations, customer cancellations and rescheduling, and there can be no assurance that expectations of incoming orders over the balance of the current quarter will materialize. © 2020 Plantronics Inc. All rights reserved. 24

4 Quarter Rolling Q3 Q4 Q1 Q2 Forecast ($MM) FY21 FY21 FY22 FY22 Revenue–Deferred GAAP PURCHASE Revenue Fair Value $3.3 $1.8 $1.3 $1.1 Adjustment ACCOUNTING COGS–Intangibles FORECAST $16.5 $16.2 $16.2 $16.2 Amortization SG&A–Intangibles $14.2 $14.2 $14.2 $11.6 Amortization © 2020 Plantronics Inc. All rights reserved. 25

SUPPLEMENTAL DATA & GAAP TO NON-GAAP RECONCILIATIONS © 2020 Plantronics Inc. All rights reserved. 26

TRENDED NON-GAAP INFORMATION ($MM, except earnings per share data) Q1 FY20 Q2 FY20 Q3 FY20 Q4 FY20 FY20 Q1 FY21 Q2 FY21 Non-GAAP Revenue $460 $470 $392 $409 $1,731 $361 $415 Gross Profit $257 $246 $193 $202 $899 $180 $203 Gross Margin 55.8% 52.4% 49.4% 49.4% 51.9% 50.0% 48.9% Op. Expense $171 $165 $162 $154 $652 $144 $144 Op. Income $86 $81 $31 $48 $247 $37 $59 Op. Margin 18.6% 17.3% 8.0% 11.8% 14.2% 10.2% 14.3% Diluted EPS $1.32 $1.24 $0.30 $0.30 $3.13 $0.33 $0.93 Adj. EBITDA $98 $93 $43 $60 $293 $48 $69 Op. Cash Flow $8 $25 -$17 $62 $78 $42 $-1 © 2020 Plantronics Inc. All rights reserved. 27

TRENDED NON-GAAP REVENUE DATA Non-GAAP Rev by Q1 FY20 Q2 FY20 Q3 FY20 Q4 FY20 FY20 Q1 FY21 Q2 FY21 Category ($MM) Voice $104 $99 $80 $95 $377 $51 $49 Video $61 $90 $70 $62 $284 $66 $96 Services $77 $75 $75 $70 $297 $69 $67 Ent Headsets1 $187 $176 $136 $169 $668 $169 $195 Cons Headsets1 $31 $30 $30 $13 $105 $6 $8 Total Revenue $460 $470 $392 $409 $1,731 $361 $415 Non-GAAP Revenue by Geography Americas $261 $248 $207 $232 $948 $199 $210 EMEA $119 $131 $108 $115 $473 $95 $131 APAC $80 $91 $77 $62 $310 $67 $74 Total Revenue $460 $470 $392 $409 $1,731 $361 $415 1 Restated to move mono premium product revenues from Consumer Headsets to Enterprise Headsets © 2020 Plantronics Inc. All rights reserved. 28

THANK YOU ©2020 Plantronics, Inc. Poly and the propeller design are trademarks of Plantronics, Inc. 29

Unaudited Reconciliations of GAAP net revenue to non-GAAP net revenue
($ in thousands)

	Three Months Ended				
	September 28, 2019	December 28, 2019	March 28, 2020	June 27, 2020	September 26, 2020
Net revenues from unaffiliated customers:					
Enterprise Headsets[1]	$ 176,031	$ 136,807	$ 168,002	$ 169,234	$ 195,128
Consumer Headsets[1]	30,261	30,473	12,962	5,516	7,712
Voice	98,453	79,494	95,265	50,681	49,069
Video	90,392	69,859	61,992	66,027	95,768
Services	66,572	67,838	64,822	64,262	63,292
Total GAAP net revenues	$ 461,709	$ 384,471	$ 403,043	$ 355,720	$ 410,969
Deferred revenue purchase accounting[2]	8,524	7,131	6,138	5,082	4,237
Total non-GAAP net revenues	$ 470,233	$ 391,602	$ 409,181	$ 360,802	$ 415,206
Net revenues by geographic area from unaffiliated customers:					
Americas	$ 245,283	$ 204,910	$ 229,900	$ 197,350	$ 209,001
EMEA	128,973	105,931	113,738	94,105	130,399
APAC	87,453	73,630	59,405	64,265	71,569
Total GAAP net revenues	$ 461,709	$ 384,471	$ 403,043	$ 355,720	$ 410,969
Deferred revenue purchase accounting[2]	8,524	7,131	6,138	5,082	4,237
Total non-GAAP net revenues	$ 470,233	$ 391,602	$ 409,181	$ 360,802	$ 415,206

1 Restated to move mono premium product revenues from Consumer Headsets to Enterprise Headsets.

2 Represents the impact of fair value purchase accounting adjustments related to deferred revenue recorded in connection with the acquisition of Polycom on July 2, 2018. The Company's deferred revenue primarily relates to Service revenue associated with non-cancelable maintenance support on hardware devices which are typically billed in advance and recognized ratably over the contract term as those services are delivered. This adjustment represents the amount of additional revenue that would have been recognized during the period absent the write-down to fair value required under purchase accounting guidelines.

PLANTRONICS, INC.

UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA - AS REPORTED

	Three Months Ended,				
	September 28, 2019	December 28, 2019	March 28, 2020	June 27. 2020	September 26, 2020
GAAP Net revenues	$ 461,709	$ 384,471	$ 403,043	$ 355,720	$ 410,969
Deferred revenue purchase accounting[1]	8,524	7,131	6,138	5,082	4,237
Non-GAAP Net revenues	$ 470,233	$ 391,602	$ 409,181	$ 360,802	$ 415,206
GAAP Gross profit	$ 206,071	$ 143,846	$ (10,328)	$ 156,332	$ 180,746
Purchase accounting amortization[2]	30,716	30,819	31,018	18,238	17,176
Deferred revenue purchase accounting[1]	8,547	7,185	6,138	5,082	4,237
Consumer optimization	—	10,415	—	—	—
Acquisition, integration, and rebranding fees	88	46	42	—	—
Stock-based compensation	997	1,019	998	833	742
Impairment charges	—	—	174,235	—	—
Non-GAAP Gross profit	$ 246,419	$ 193,330	$ 202,103	$ 180,485	$ 202,901
Non-GAAP Gross profit %	*52.4 %*	*49.4 %*	*49.4 %*	*50.0 %*	*48.9 %*
GAAP Operating expenses	$ 211,681	$ 220,471	$ 667,546	$ 213,564	$ 173,923
Acquisition, integration, and rebranding fees	(11,218)	(8,577)	(2,279)	(188)	—
Purchase accounting amortization[2]	(15,278)	(15,278)	(15,278)	(14,195)	(14,195)
Stock-based compensation	(13,696)	(12,883)	(14,598)	(8,527)	(9,521)
Restructuring and other related charges	(5,847)	(21,724)	(7,080)	(29,330)	(6,170)
Impairment charges	—	—	(473,996)	—	0
(Gain) loss, net from litigation settlements	—	—	(419)	17,561	—
Other adjustments	(542)	—	—	—	(529)
Non-GAAP Operating expenses	$ 165,100	$ 162,009	$ 153,896	$ 143,763	$ 143,508

1 Represents the impact of fair value purchase accounting adjustments related to deferred revenue recorded in connection with the acquisition of Polycom on July 2, 2018. The Company's deferred revenue primarily relates to Service revenue associated with non-cancelable maintenance support on hardware devices which are typically billed in advance and recognized ratably over the contract term as those services are delivered. This adjustment represents the amount of additional revenue that would have been recognized during the period absent the write-down to fair value required under purchase accounting guidelines.

2 Represents the amortization of purchased intangible assets recorded in connection with the acquisition of Polycom on July 2, 2018.

PLANTRONICS, INC.

UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA - AS REPORTED (CONTINUED)

	Three Months Ended				
	September 28, 2019	December 28, 2019	March 28, 2020	June 27, 2020	September 26, 2020
GAAP Operating income (loss)	$ (5,610)	$ (76,625)	$ (677,874)	$ (57,232)	$ 6,823
Purchase accounting amortization[2]	45,994	46,097	46,296	32,433	31,371
Deferred revenue purchase accounting[1]	9,196	7,509	6,138	5,082	4,237
Consumer optimization	—	10,415	—	—	—
Acquisition, integration, and rebranding fees	10,657	8,299	2,321	188	—
Stock-based compensation	14,693	13,902	15,596	9,360	10,263
Restructuring and other related charges	5,847	21,724	7,080	29,330	6,170
Impairment charges	—	—	648,231	—	—
(Gain) loss, net from litigation settlements	—	—	419	17,561	—
Other adjustments	542	—	—	—	529
Non-GAAP Operating income	$ 81,319	$ 31,321	$ 48,207	$ 36,722	$ 59,393
GAAP Diluted earnings per common share	$ (0.65)	$ (1.97)	$ (16.56)	(1.85)	(0.33)
Purchase accounting amortization[2]	1.16	1.16	1.15	0.80	0.76
Deferred revenue purchase accounting[1]	0.21	0.18	0.15	0.13	0.10
Consumer optimization	—	0.26	—	—	—
Stock-based compensation	0.37	0.35	0.39	0.23	0.25
Acquisition, integration, and rebranding fees	0.29	0.22	0.06	—	—
Restructuring and other related charges	0.15	0.54	0.18	0.72	0.15
Impairment charges	—	—	16.11	—	—
(Gain) loss, net from litigation settlements	—	—	—	0.43	—
Other adjustments	0.01	—	—	—	—
Income tax effect	(0.32)	(0.44)	(1.18)	(0.13)	—
Effect of anti-dilutive securities	0.02	—	—	—	—
Non-GAAP Diluted earnings per common share	$ 1.24	$ 0.30	$ 0.30	$ 0.33	$ 0.93
Shares used in diluted earnings per common share calculation:					
GAAP	39,584	39,784	40,025	40,460	40,970
non-GAAP	39,664	39,870	40,235	40,620	41,312

1 Represents the impact of fair value purchase accounting adjustments related to deferred revenue recorded in connection with the acquisition of Polycom on July 2, 2018. The Company's deferred revenue primarily relates to Service revenue associated with non-cancelable maintenance support on hardware devices which are typically billed in advance and recognized ratably over the contract term as those services are delivered. This adjustment represents the amount of additional revenue that would have been recognized during the period absent the write-down to fair value required under purchase accounting guidelines.

2 Represents the amortization of purchased intangible assets recorded in connection with the acquisition of Polycom on July 2, 2018.

PLANTRONICS, INC.

UNAUDITED RECONCILIATIONS OF GAAP MEASURES OPERATING INCOME TO ADJUSTED EBITDA

($ in thousands)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended					Twelve Months Ended
	September 28, 2019	December 28, 2019	March 28, 2020	June 27, 2020	September 26, 2020	September 26, 2020
GAAP Net Income	$ (25,910)	$ (78,483)	$ (662,820)	$ (75,015)	$ (13,405)	$ (829,723)
Tax provision	(4,122)	(19,708)	(37,995)	(3,177)	3,013	(57,867)
Interest Expense	23,797	22,533	22,378	21,184	18,581	84,676
Other Income and Expense	625	(967)	562	(224)	(1,366)	(1,995)
Deferred revenue purchase accounting[1]	8,524	7,131	6,138	5,082	4,237	22,588
Acquisition, integration, and rebranding fees	11,329	8,677	2,321	—	—	10,998
Consumer optimization	—	10,415	—	197	—	10,612
Stock-based compensation	14,693	13,902	15,596	9,360	10,263	49,121
Restructuring and other related charges	5,847	21,724	7,080	29,330	6,170	64,304
Impairment charges	—	—	648,231	—	—	648,231
(Gain) loss, net from litigation settlements	—	—	419	17,561	—	17,980
Other adjustments	542	—	—	—	529	529
Depreciation and amortization	57,376	57,556	57,632	43,400	40,971	199,559
Adjusted EBITDA	$ 92,701	$ 42,780	$ 59,542	$ 47,698	$ 68,993	$ 219,013

1 Represents the impact of fair value purchase accounting adjustments related to deferred revenue recorded in connection with the acquisition of Polycom on July 2, 2018. The Company's deferred revenue primarily relates to Service revenue associated with non-cancelable maintenance support on hardware devices which are typically billed in advance and recognized ratably over the contract term as those services are delivered. This adjustment represents the amount of additional revenue that would have been recognized during the period absent the write-down to fair value required under purchase accounting guidelines.